Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of our report dated April 7, 2009, relating to the consolidated financial statements, and schedule of Arotech Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

    /s/ BDO Seidman, LLP
                              BDO Seidman, LLP

Grand Rapids, Michigan
July 21, 2009